Exhibit T3A-84

DocuSign Envelope ID: C9534FA4-9775-4610-9CAF-E3226DAE755C

4137399

Secretary of State
Articles of Incorporation of a General Stock Corporation

ARTS-GS

FILED
Secretary of State
State of California
APR 16 2018

IMPORTANT — Read Instructions before completing this form.

Filing Fee – **$100.00**

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: Corporations may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov.*

This Space For Office Use Only

1. Corporate Name (Go to *www.sos.ca.gov/business/be/name-availability* for general corporate name requirements and restrictions.)

The name of the corporation is The Healing Center of San Diego

2. Business Addresses (Enter the **complete** business addresses.)

a. Initial Street Address of Corporation - **Do not list a P.O. Box**	City (no abbreviations)	State	Zip Code
3703 Camino Del Rio S. #215A	San Diego	CA	92129
b. Initial Mailing Address of Corporation, **if different than item 2a**	City (no abbreviations)	State	Zip Code

3. Service of Process (Must provide either Individual **OR** Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is **not** a corporation)	Middle Name	Last Name		Suffix
Jessica	C	McElfresh		
b. Street Address (if agent is not a corporation) - **Do not enter a P.O. Box**	City (no abbreviations)	State	Zip Code	
646 Valley Avenue, Suite C2	Solana Beach	CA	92075	

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

4. Shares (Enter the **number of shares** the corporation is authorized to issue. **Do not** leave blank or enter zero (0).)

This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 1,000,000.

5. Purpose Statement (Do not alter the Purpose Statement.)

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

6. Read and Sign Below (This form must be signed by each incorporator. **See instructions for signature requirements.**)

Signature: [signature]

Jessica C. McElfresh
Type or Print Name

ARTS-GS (REV 04/2017)

2017 California Secretary of State
www.sos.ca.gov/business/be